UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 2, 2007

COMPUTER SCIENCES CORPORATION
(Exact name of Registrant as specified in its charter)

Nevada	1-4850	95-2043126
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

2100 East Grand Avenue	90245
El Segundo, California	(Zip Code)
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (310) 615-0311

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

The Registrant announced in the press release attached hereto as Exhibit 99.1, that it withdrew its previously announced consent solicitation with respect to all of its outstanding 3.50% Notes due 2008, 6.25% Notes due 2009, 7.375% Notes due 2011 and 5.00% Notes due 2013 (together, the “Notes”). On February 21, 2007, the Registrant commenced the Consent Solicitation with respect to the Notes requesting a one-time waiver through July 9, 2007, of any default or event of default that has arisen prior to the effective date of the waiver by virtue of the Registrant’s failure to file with the Securities and Exchange Commission (the “SEC”) and furnish to Citibank, N.A., the trustee with respect to the Notes, and holders of the Notes, certain reports required to be so filed and furnished by the Registrant pursuant to the terms of the indentures governing the Notes.

As previously announced on February 28, 2007, the Registrant completed its internal investigation of its stock option grant practices, which was initiated by the Registrant’s Board of Directors in response to investigations of the Registrant’s option grant practices by the SEC and the United States Attorney’s Office for the Eastern District of New York. Following the completion of this internal investigation, the Registrant has transmitted to the SEC, for filing on March 5, 2007, the Registrant’s Quarterly Reports on Form 10-Q for the fiscal quarters ended September 29, 2006, and December 29, 2006, and has also furnished Citibank, N.A., as the Trustee, copies of such reports, which will cure any default under the indentures for which the one-time waiver was being sought pursuant to the Consent Solicitation. Accordingly, the Registrant has elected to withdraw the Consent Solicitation effective immediately.

Item 9.01.      Financial Statements and Exhibits

99.1      Press release dated March 2, 2007 regarding withdrawal of the Registrant’s Consent Solicitation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

COMPUTER SCIENCES CORPORATION

Dated: March 8, 2007	By /s/ Donald G. DeBuck
Donald G. DeBuck
Vice President and Controller

2

EXHIBIT INDEX

Exhibit

99.1 Press release dated March 2, 2007 withdrawal termination of the Registrant’s Consent Solicitation

3